UNANIMOUS WRITTEN CONSENT OF THE MEMBERS OF

pampa holdings LLC

(the “Company”)

The undersigned, being all of the Members of the Company, and acting pursuant to the authority provided under Article VII of the Fourth Amended and Restated Limited Liability Company Operating Agreement, dated as of February 28, 2013, adopt the following resolution, without a meeting in accordance with the procedures established in Section 18-302(d) of the Delaware Limited Liability Company Act, and consent to the taking of the actions described in this resolution (this “Consent”).

WHEREAS, the Members have determined that it is in the best interest of the Company to dissolve and the Members desire to effectuate the dissolution, winding up and termination of the Company pursuant to the plan of dissolution attached hereto as Exhibit A (the “Plan of Dissolution”).

NOW, THEREFORE, IT IS HEREBY:

RESOLVED, that the Company hereby adopts the Plan of Dissolution and, in accordance with said Plan of Dissolution, shall distribute all of its assets to its Members;

RESOLVED, that after the date hereof the Company shall cease to be a going concern and its activities shall be merely for the purpose of disposing of all of its assets (including the distribution of American depositary shares of Pampa Energía S.A. to the Members, as set forth in the Plan of Dissolution) and winding up its affairs in accordance with the terms of this Consent and the Plan of Dissolution;

RESOLVED, that upon the dissolution and complete winding up of the Company, an authorized officer of the Company, acting singly, shall execute and file a Certificate of Cancellation of the Company’s Certificate of Formation, a form of which is attached hereto as Exhibit B, with the Secretary of State, in accordance with the Delaware Limited Liability Company Act and, upon such filing, the separate legal existence of the Company shall be terminated; and

RESOLVED, that Javier Douer, a duly authorized officer of the Company, and any other officer that may be appointed by Pampa F&F LLC (the managing member of the Company) be, and each of them hereby is, authorized, directed and empowered to take any and all other actions and to execute, deliver, perform or file all such other agreements, instruments, documents, and forms, as he or she may deem necessary or appropriate in order to consummate the transactions contemplated hereby and otherwise to give effect to the intent of the foregoing resolutions and that the execution by any such officer of any such agreement, instrument or document or the doing by any of them of any act in connection with the foregoing matters shall establish conclusively his or her authority from the Company and the approval and ratification by the Company of such agreement, instrument or document and the actions so taken.

[signature page follows]

            IN WITNESS WHEREOF, the undersigned have executed this Consent as of this 29th day of January 2016.

PAMPA F&F LLC

By:/s/ Gustavo Mariani

      Name: Gustavo Mariani
      Title:

LABMEX INTERNATIONAL S.A.R.L.

By: /s/ Jefferson R. Voss

       Name: Jefferson R. Voss
       Title: Class A Manager

By: /s/ Laure Paklos

       Name: Laure Paklos
       Title: Class B Manager

[signature page to Consent – Pampa Holdings LLC]

Exhibit A

EXHIBIT A

DISSOLUTION, WINDING-UP AND TERMINATION PLAN

OF

PAMPA HOLDINGS LLC

[see attached]

DISSOLUTION, WINDING-UP AND TERMINATION PLAN

OF

PAMPA HOLDINGS LLC

(the “Company”)

            This Dissolution, Winding-Up and Termination Plan, dated as of January 29, 2016 (the “Plan of Dissolution”), is entered into by the Company and Pampa F&F LLC and Labmex International S.A.R.L., as Members of the Company (the “Members”).  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Limited Liability Company Operating Agreement of the Company, dated December 1, 2005 (as amended on June 7, 2006, April 14, 2008, December 22, 2011 and February 28, 2013) (the “LLC Agreement”).

W I T N E S S E T H:

            WHEREAS, the Company was formed in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act”) by filing a Certificate of Formation of the Company with the Secretary of State of the State of Delaware on September 7, 2005, and entering into the LLC Agreement; and

            WHEREAS, the Members desire to effect the dissolution, winding up and termination of the Company.

NOW, THEREFORE, in consideration of the agreements herein, the parties hereto hereby agree as follows:

ARTICLE I

Dissolution and Winding Up

            Section 1.1      Agreement to Dissolve.  The Members hereby approve and hereby consent to the dissolution and winding up of the Company.  The Members agree that the Company is hereby dissolved and that the Company's affairs shall be wound up in accordance with this Plan of Dissolution, and in compliance with the Act.  To the extent that any provision of the LLC Agreement is inconsistent with any provision of this Plan of Dissolution, this Plan of Dissolution shall control.

            Section 1.2      Winding Up.  In connection with the dissolution and winding up of the Company pursuant to this Plan of Dissolution, the Members hereby confirm that (i) except for the payment of the fees and expenses described in Section 1.4, there are no claims or obligations of the Company, including any contingent, conditional or unmatured contractual claims, known to the Company, (ii) there are no claims against the Company that are the subject of a pending action, suit or proceeding to which the Company is a party, (iii) based on facts known to the Company, there are no claims that have not been made known to the Company or that have not arisen but that are likely to arise or to become known to the Company within 10 years after the date hereof, (iv) the Company’s sole assets are the ADSs identified in Section 1.3 and the cash amount identified in Section 1.4, and (v) based on facts known to the Company, the winding up of the Company shall be complete once the distributions described in Sections 1.3 and 1.4 are completed.

            Section 1.3      Distribution of ADSs.  The following amount of ADSs, which were contributed by the Members as contributions of capital to the Company, shall be distributed to the Members, as follows: (i) 5,520,768 ADSs will be distributed to Labmex International S.A.R.L. and (ii) 2,594,040 ADSs will be distributed to Pampa F&F LLC.  The date of such distribution is expected to be on or around January 29, 2016.

            Section 1.4      Fees and Expenses for Dissolution. Distribution of Cash Balance.  Prior to the filing of the Certificate of Cancellation of the Company’s Certificate of Formation with the Secretary of State of the State of Delaware, the Company shall pay all fees and expenses required in connection with the dissolution, winding-up and termination of the Company as provided in this Plan of Dissolution.  These obligations include, but are not limited to, audit and legal fees, taxes and other administrative expenses.  The cash balance, if any, after payment of the fees and expenses described above (the “Cash Balance”), shall be distributed as promptly as practicable to the Members, as follows: (i) 68.03326% of the Cash Balance will be distributed to Labmex International S.A.R.L. and (ii) 31.96674% of the Cash Balance will be distributed to Pampa F&F LLC, in each case to the account notified in writing to the duly authorized officer of the Company.

            Section 1.5      Officer Authority. Javier Douer, a duly authorized officer of the Company, and any other officer appointed by Pampa F&F LLC (the managing member of the Company), any of whom may act singly, are hereby authorized, directed and empowered to take any and all other actions and to execute, deliver, perform or file all such other agreements, instruments, documents, and forms, as he or she may deem necessary or appropriate in order to consummate the transactions contemplated hereby and otherwise to give effect to the intent of this Plan of Dissolution. The execution by any such officer of any such agreement, instrument or document or the doing by any of them of any act in connection with the foregoing matters shall establish conclusively his or her authority from the Company and the approval and ratification by the Company of such agreement, instrument or document and the actions so taken.

ARTICLE II

Termination

Upon the dissolution and completion of the winding up of the Company, any authorized officer of the Company acting singly shall execute and file a Certificate of Cancellation of Certificate of Formation of the Company, in substantially the form attached hereto as Exhibit B, with the Secretary of State of the State of Delaware, in accordance with the Act.  The separate legal existence of the Company shall be terminated upon such filing.

ARTICLE III

Miscellaneous

Section 3.1      Entire Agreement.  This Plan of Dissolution constitutes the entire plan of dissolution, winding-up and termination of the undersigned with respect to the subject matter hereof.

Section 3.2      Binding Effect.  This Plan of Dissolution shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

            Section 3.3      Governing Law.  This Plan of Dissolution shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

[signature page follows]

            IN WITNESS WHEREOF, the undersigned has duly executed this Plan of Dissolution as of the day and year first above written.

PAMPA HOLDINGS LLC

PAMPA F&F LLC, as Managing Member

By:/s/ Gustavo Mariani

      Name: Gustavo Mariani
      Title:

LABMEX INTERNATIONAL S.A.R.L.

By: /s/ Jefferson R. Voss

       Name: Jefferson R. Voss
       Title: Class A Manager

By: /s/ Laure Paklos

       Name: Laure Paklos
       Title: Class B Manager

PAMPA F&F LLC

By:/s/ Gustavo Mariani

      Name: Gustavo Mariani
      Title:

[signature page to Plan of Dissolution – Pampa Holdings LLC]

Exhibit B

EXHIBIT B

FORM OF

CERTIFICATE OF CANCELLATION

OF

CERTIFICATE OF FORMATION

OF

PAMPA HOLDINGS LLC

[see attached]

CERTIFICATE OF CANCELLATION

OF

CERTIFICATE OF FORMATION

OF

PAMPA HOLDINGS LLC

            This Certificate of Cancellation of Certificate of Formation, dated as of __, 2016, is being filed by [Javier Douer] as duly authorized officer of Pampa Holdings LLC, in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) in accordance with the provisions of 6 Del. C. §18‑203, to cancel the Certificate of Formation of PAMPA HOLDINGS LLC.

            1.         The name of the limited liability company is PAMPA HOLDINGS LLC (the “LLC”).

            2.         The Certificate of Formation of the LLC was filed in the office of the Secretary of State on September 7, 2005.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation of Certificate of Formation as of the date first‑above written.

_____________________________

Name: [Javier Douer]

Title: Authorized Officer